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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            MEADE INSTRUMENTS CORP.
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             (Exact name of registrant as specified in its charter)

             Delaware                                  95-2988062
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

16542 Millikan Avenue, Irvine, California                 92606
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(Address of principal executive offices)                (Zip Code)

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2) please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange on
Title of each class                           which each class is to be
to be so registered                                   registered
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      NONE                                               N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 par value per share


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Item 1.  Description of Registrant's Securities to Be Registered.
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         This Registration Statement relates to the Common Stock, $0.01 par value per share, of Meade Instruments Corp. (the "Registrant"). A description of such Common Stock is contained under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-21123), filed with the Securities and Exchange Commission on February 4, 1997 (the "Registration Statement on Form S-1"), which description is incorporated herein by reference.

Item 2.  Exhibits.
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1.       Copy of Specimen Common Stock Certificate of the Registrant
         (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1).

2.1 Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1).

2.2 Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1).



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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       MEADE INSTRUMENTS CORP.



Date:  February 27, 1997               By:    /s/ STEVEN G. MURDOCK
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                                                  Steven G. Murdock
                                            President and Chief Operating
                                                      Officer